POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the "Company"), does hereby constitute and appoint DENNIS J. BRODERICK, JOHN R. SIMS and PADMA TATTA CARIAPPA, or any of them, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements on Form S-8 relating to the Federated Department Stores, Inc. Director Deferred Compensation Plan, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Form S-8 and any and all amendments and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents or any of them, may do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 28th day of February, 1997.



/s/ Joel A. Belsky          /s/ Lyle Everingham        /s/ Meyer Feldberg
    Joel A. Belsky               Lyle Everingham           Meyer Feldberg


/s/ Earl G. Graves, Sr.     /s/ George V. Grune        /s/ Joseph Neubauer
    Earl G. Graves, Sr.         George V. Grune            Joseph Neubauer


/s/ Allen I. Questrom       /s/ Ronald W. Tysoe        /s/ Paul W. Van Orden
    Allen I. Questrom           Ronald W. Tysoe            Paul W. Van Orden


/s/ Karl M. von der Heyden                             /s/ Marna C. Whittington
    Karl M. von der Heyden      Craig E. Weatherup         Marna C. Whittington


/s/ James M. Zimmerman
    James M. Zimmerman